UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 14, 2013, Goodrich Petroleum Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to the sale by the Company of 4,800,000 depositary shares (the “depositary shares”) each representing a 1/1000th ownership interest in a share of 9.75% Series D Cumulative Preferred Stock, par value $1.00 per share with a liquidation preference of $25,000.00 per preferred share ($25.00 per depositary share) (the “Series D Preferred Stock”) in an underwritten public offering (the “Offering”). Additionally, the Company granted the Underwriters an option to purchase up to an additional 720,000 depositary shares at the public offering price, less the underwriting discount, to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Offering is contemplated by the Underwriting Agreement and is being made pursuant to a registration statement on Form S-3 (File No. 333-186129), including the base prospectus (the “Base Prospectus”), which became effective on March 8, 2013, and a preliminary prospectus supplement and prospectus supplement (each a “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each as filed with the Securities and Exchange Commission on August 14, 2013 and August 16, 2013, respectively. The Offering was priced at $25.00 per depositary share. The Company will pay cumulative dividends in cash on the depositary shares on a quarterly basis at an annual rate of $2.4375 per depositary share, or 9.75% of the liquidation preference, per year. The net proceeds to the Company from the Offering will be approximately $115.3 million (assuming that the Underwriters do not exercise their over-allotment option), after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the Offering to enhance liquidity and financial flexibility through the repayment of borrowings outstanding under the Company’s senior credit facility and for general corporate purposes. On August 19, 2013, the Company closed the Offering.

Deposit Agreement

In connection with the closing of the Offering, on August 19, 2013 the Company entered into a Deposit Agreement (the “Deposit Agreement”) with American Stock Transfer & Trust Company, LLC, as depositary (the “Depositary”) and the holders from time to time of the depositary receipts described therein. The Deposit Agreement governs the deposit of the Series D Preferred Stock with the Depositary and the issuance by the Depositary of the corresponding depositary shares. A copy of the Deposit Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 5.03 regarding the Certificate of Designation (as defined below) of the Company is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 19, 2013, the Company filed a certificate of designation with the Secretary of State of the State of Delaware (the “Certificate of Designation”) for the purpose of amending its restated certificate of incorporation to fix the designations, preferences, limitations and relative rights of its Series D Preferred Stock. The Series D Preferred Stock ranks senior to the Company’s common stock and on parity with its 5.375% Series B Cumulative Convertible Preferred Stock and its 10.00% Series C Cumulative Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up. The Series D Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into its common stock in connection with a change of control.

At any time on or after August 19, 2018, the Company may, at its option, redeem the Series D Preferred Stock, in whole at any time or in part from time to time, for cash at a redemption price of $25,000.00 per preferred share, plus all accumulated and unpaid dividends to, but not including, the date of redemption. In addition, the Company may redeem the Series D Preferred Stock following certain changes of control, as described in the Certificate of Designation; if the Company does not exercise this option, then the holders of the Series D Preferred Stock have the option to convert the shares of preferred stock into up to an aggregate of 2,297.79 shares of the Company’s common stock per share of Series D Preferred Stock, subject to certain adjustments. If the Company exercises any of its redemption rights relating to shares of Series D Preferred Stock, the holders of Series D Preferred Stock will not have the conversion right described above with respect to the shares of Series D Preferred Stock called for redemption.

Holders of shares of the Series D Preferred Stock will have no voting rights except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other limited circumstances or as required by law. The terms of the Series D Preferred Stock are more fully set forth in the Certificate of Designation, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated August 14, 2013, among the Company and Morgan Stanley & Co. LLC, and UBS Securities LLC as representatives of the several underwriters named therein.

4.1	Deposit Agreement, dated as of August 19, 2013, by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

4.3	Certificate of Designation with respect to the 9.75% Series D Cumulative Preferred Stock.

4.4	Form of Certificate representing the 9.75% Series D Cumulative Preferred Stock.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: August 19, 2013	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated August 14, 2013, among the Company and Morgan Stanley & Co. LLC, and UBS Securities LLC as representatives of the several underwriters named therein.

4.1	Deposit Agreement, dated as of August 19, 2013, by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

4.3	Certificate of Designation with respect to the 9.75% Series D Cumulative Preferred Stock.

4.4	Form of Certificate representing the 9.75% Series D Cumulative Preferred Stock.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).